Calculation of Filing Fee Tables
S-8
CITY THERAPEUTICS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	6,266,383	$ 3.03	$ 18,987,140.49	0.000087	$ 1,651.88
2	Equity	Common Stock, $0.0001 par value per share	Other	6,516,101	$ 18.00	$ 117,289,818.00	0.000087	$ 10,204.21
3	Equity	Common Stock, $0.0001 par value per share	Other	503,322	$ 15.30	$ 7,700,826.60	0.000087	$ 669.97
Total Offering Amounts:						$ 143,977,785.09		$ 12,526.06
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,526.06
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of common stock, par value $0.0001 per share ("Common Stock"), of City Therapeutics, Inc. (the "Registrant") that become issuable under the Registrant's 2023 Stock Plan, as amended from time to time (the "2023 Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (b) Represents shares of Common Stock issuable upon the exercise of outstanding equity awards under the 2023 Plan as of the date of this Registration Statement. No further grants will be made under the 2023 Plan. To the extent outstanding options granted under the 2023 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2023 Plan, the number of shares underlying such awards will be available for future grant under the Registrant's 2026 Stock Option and Incentive Plan (the "2026 Plan"). (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $3.03, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2023 Plan as of the date of this Registration Statement.

[2]	(a) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Registrant's 2026 Stock Option and Incentive Plan (the "2026 Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (b) Represents 6,516,101 shares of Common Stock reserved for issuance under the 2026 Plan. In addition to the shares registered under the 2026 Plan, to the extent that awards outstanding under the 2023 Plan as of the date of this Registration Statement are cancelled, forfeited, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance under the 2026 Plan. The 2026 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2026 Plan on January 1, 2027 and each January 1 thereafter during the term of the 2026 Plan. The number of shares added each year will be equal to five percent (5%) of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser number of shares as determined by the Administrator (as such term is defined in the 2026 Plan). (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act, and based on $18.00, the initial public offering price of Common Stock set forth in the Registrant's final prospectus, dated October 15, 2026, relating to its initial public offering.

[3]	(a) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Registrant's 2026 Employee Stock Purchase Plan (the "2026 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (b) Represents shares of Common Stock reserved for future issuance under the 2026 ESPP. The number of shares of Common Stock reserved for future issuance under the 2026 ESPP will automatically increase on January 1, 2027 and each January 1 thereafter through January 1, 2036, in an amount equal to the least of: (i) 1,509,966 shares of Common Stock, (ii) one percent (1%) of the outstanding shares of Common Stock on the immediately preceding December 31, or (iii) such number of shares as determined by the Administrator (as such term is defined in the 2026 ESPP). (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act, and based on 85% of $18.00, the initial public offering price of Common Stock set forth in the Registrant's final prospectus, dated October 15, 2026, relating to its initial public offering. Pursuant to the 2026 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources